UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2014

SYNAGEVA BIOPHARMA CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23155	56-1808663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Hayden Avenue

Lexington, Massachusetts 02421

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 357-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Synageva BioPharma Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 4, 2014. At the Annual Meeting, the Company’s stockholders approved the Company’s 2014 Equity Incentive Plan (the “Equity Plan”).

A brief description of the terms and conditions of the Equity Plan is set forth under the heading “Proposal No. 3 – To Approve the Company’s 2014 Equity Incentive Plan” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2014, which description is incorporated herein by reference. The description of the Equity Plan is qualified in its entirety by reference to the full text of the Equity Plan, a copy of which is attached hereto as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on the following matters:

Proposal 1: Stockholders elected each nominee for director, each to serve until the next annual meeting of stockholders or until his successor is duly elected and qualified:

Name	For	Withheld	Broker Non-Votes
Felix J. Baker	28,944,229	487,547	392,885
Stephen R. Biggar	29,116,464	315,312	392,885
Stephen R. Davis	29,312,771	119,005	392,885
Thomas R. Malley	29,353,677	78,099	392,885
Barry Quart	29,346,759	85,017	392,885
Sanj K. Patel	29,310,989	120,787	392,885
Thomas J. Tisch	29,354,426	77,350	392,885
Peter Wirth	29,346,877	84,899	392,885

Proposal 2: Stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstaining	Broker Non-Votes
28,920,302	509,025	2,449	392,885

Proposal 3: Stockholders approved the Company’s 2014 Equity Incentive Plan:

For	Against	Abstaining	Broker Non-Votes
25,819,602	3,610,278	1,896	392,885

Proposal 4: Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Abstaining
29,815,171	8,963	527

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Synageva BioPharma Corp. 2014 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAGEVA BIOPHARMA CORP.

	By:	/s/ Sanj K. Patel
Sanj K. Patel President and Chief Executive Officer

Date: June 9, 2014

Exhibit Number	Description

10.1	Synageva BioPharma Corp. 2014 Equity Incentive Plan.